Exhibit 99.3
Bell Microproducts Provides Certain Restatement Estimates and Update on Restatement Process
SAN JOSE, Calif., Jan. 9 — Bell Microproducts Inc. (Nasdaq: BELM) today provided estimates of certain adjustments in connection with the pending restatement of its historical financial statements, as well as an update on the status of its financial restatement process. In addition, the Company reported the substantial completion of its previously-announced independent review of certain historical accounting practices conducted by a special committee of the board.
As previously announced, the Company has completed its independent investigation of historical stock option practices over the period January 1, 1996 through December 31, 2006, and that available evidence does not adequately support the Company’s use of some stock option grant dates for financial accounting purposes. Further, the Company previously identified certain additional accounting errors related to its historical financial statements, and that further adjustments to those financial statements will be required to correct these errors. Although the restatement process is not complete, the Company has made preliminary estimates of restatement adjustments as follows:
•	Non-cash compensation costs and related payroll tax impacts in connection with the Company’s review of its historical stock option practices of approximately $8 million for the eleven-year period identified above;

•	Non-cash goodwill impairment charges in the range of $50 to $70 million (in the aggregate) as of December 31, 2005 and June 30, 2006;

•	Reversals of certain accounts receivable adjustments previously recorded as reductions of operating expenses in the period January 1, 1997 through June 30, 2006, which will reduce previously-reported pretax income for that period by approximately $11 million; and

•	Changes in the classification of certain prior acquisition-related earn-out payments from additional purchase price to compensation expense, which will reduce previously-reported pretax income in the years ended December 31, 2004 and 2005 by an aggregate of approximately $5 million.
The Company has also identified other restatement items that it estimates will result in additional aggregate pretax adjustments of less than $5 million. Further, the Company anticipates that it will record certain tax benefits as part of the restatement process. The above estimated adjustments do not include adjustments related to the Company’s current review of its historical accounting for reserves, accruals and other accounting estimates, as described hereafter.
Also, as previously announced, a special committee of independent directors, consisting of the members of the audit committee and the lead independent director, was appointed to review the Company’s historical accounting practices with respect to certain reserves, accruals and other accounting estimates, with a principal focus on reserve accounting for fiscal year 2005. Based on this

Bell Microproducts	Page 2 of 3
January 9, 2008
review, the special committee, with the assistance of independent legal and accounting advisors, has determined that errors occurred in connection with the Company’s historical accounting for certain reserves and accruals. The special committee therefore instructed the Company to review its accounting for certain reserves, accruals and estimates for the period from December 31, 2003 to June 30, 2006. Accordingly, the Company’s previously-announced financial restatements will also include corrections of these accounting errors.
Further, based on the information reviewed by the special committee to date, it has concluded that the identified errors were the result of inappropriate judgments on matters of accounting principles and policies, and inadequate financial supervision, but were not the result of fraud. The special committee has recommended, and the Company is in the process of implementing, enhancements and changes to the Company’s control environment and finance personnel that are designed to ensure that the Company’s financial statements are accurate and to strengthen the Company’s internal controls.
The Company continues to work diligently to complete its restatements for all affected periods and, as soon as practicable thereafter, to become current with its SEC periodic report filings.
The Company is also reporting today that it has incurred professional fees of approximately $31 million over the period October 1, 2006 to December 31, 2007, related to its independent reviews and financial restatements. While the Company will continue to incur extraordinary legal, accounting, and other professional fees until the financial restatements are finalized, the Company expects such costs to decline substantially in 2008. In January 2007, the Company announced that it would pay to the holders of its Convertible Subordinated Notes due 2024 special interest payments of approximately $10 million.
About Bell Microproducts
Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.
Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at http://www.bellmicro.com.
Safe Harbor Statement
This release contains forward-looking statements that are based on the current opinions and estimates of management, and speak only as of the date on which they are made. Such forward-looking statements include, but are not limited to, the accuracy of the Company’s preliminary estimates of the restatement adjustments for the following: the additional non-cash compensation costs and related

Bell Microproducts	Page 3 of 3
January 9, 2008
payroll tax impacts in connection with the Company’s review of its historical stock option practices, the non-cash goodwill impairment charges, the reversals of certain accounts receivable adjustments, the changes in the classification of certain prior acquisition-related earn-out payments from additional purchase price to compensation expense, and other restatement items identified by the Company. Forward-looking statements also include the expectation that the Company will record certain tax benefits associated with the financial restatement, and that costs for extraordinary legal, accounting, and other professional fees will decline substantially in 2008. Actual results could differ materially from such statements as a result of many risks and uncertainties, including: the requirement that adjustments in addition to those that have already been identified be made; the preliminary estimates of accounting adjustments for the additional non-cash compensation costs and related payroll tax impacts in connection with the Company’s review of its historical stock option practices, the non-cash goodwill impairment charges, the reversals of certain accounts receivable adjustments, the changes in the classification of certain prior acquisition-related earn-out payments from additional purchase price to compensation expense, and other restatement items identified by the Company, are not accurate; other errors in the Company’s accounting could be identified resulting in additional adjustments; the anticipated tax benefit from the financial restatement may not be realized; the adjustments related to the Company’s current review of its historical accounting for reserves, accruals, and other accounting estimates could be significant and/or material; the special committee could come into possession of additional evidence that alters its conclusions; the enhancements to the control environment recommended by the special committee may not adequately ensure the Company’s financial statements are accurate or enhance the Company’s internal controls; the Company may not be able to completely or timely implement the enhancements to the control environment recommended by the special committee to adequately ensure the Company’s financial statements are accurate or enhance the Company’s internal controls; the Company may not be able to diligently complete the restatements in a timely manner and thereby significantly delay the time in which the Company becomes current with is SEC periodic report filings; the possibility that the Company’s common stock will no longer continue to remain listed on the NASDAQ Global Market; and the costs incurred by the Company in 2008 for extraordinary legal, accounting, and other professional fees may be significant. Investors should also take into account the risks described in the Company’s periodic reports filed with the Securities and Exchange Commission when making investment decisions. Investors are cautioned not to place undue reliance on these forward-looking statements, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
CONTACT:	Rob Damron Investor Relations Representative Bell Microproducts Inc. (414) 224-1668 ir@bellmicro.com